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                                                                      EXHIBIT 99



COMPANY RESTRUCTURES ITS WAREHOUSE, REFRIGERANT DISTRIBUTION AND RECLAMATION OPERATIONS, REDUCING WORKFORCE BY 18%, AND CLOSING FOUR REMOTE, FULL-SERVICE WAREHOUSE LOCATIONS; EXPECTS ANNUALIZED SAVINGS OF $2 MILLION

FT. WORTH, TX. - EVTC, Inc., a national provider of complete refrigerant solutions, today announced a business restructuring initiative to align the Company with current market conditions and prepare it for future profitable growth. The Company will close four remote, full-service warehouse locations and, in conjunction with those closings, is reducing its workforce by 18%. These actions are being taken to take advantage of the excess capacity it has at its Ft. Worth, Texas, facility and to utilize a more efficient refrigerant distribution and reclamation business model.

The Company is closing full-service warehouse operations in four locations across the country. This action reflects a realignment in strategy for its distribution and reclaim network by integrating its on-site service business model, utilizing a fleet of refrigerant recovery trucks and public warehouse facilities, for all of its Full Circle subsidiary refrigerant operations. This is consistent with the business strategy adopted with the acquisition of its RMS subsidiary made last year. The Company expects to realize annualized pre-tax savings of $2 million from these actions.

"We are integrating the more cost efficient business model represented by our existing on-site service operations," said Bob Stephens, CEO. "We're continuing to take significant measures to adapt our business in the face of changing conditions. While we deeply regret the impact of these actions on the employees we have had to release, we must focus on this cost and expense structure, creating a business model that will ensure the long-term health of our Company and make it possible to continue to invest strategically for the future."

BUSINESS RESTRUCTURING INITIATIVES

Warehouse operation closures: EVTC is taking steps to contain costs and expenses and integrate a more efficient business operating model. Each warehouse closure is designed to eliminate duplicate operating activities that are more efficiently performed at its Ft. Worth facility. This move is also designed to take advantage of the under-utilized capacity of its warehouse and refrigerant reclaim operations at that facility.

Reduction of workforce levels: As the Company realigns its refrigerant distribution and reclamation operations, it will reduce its workforce by 18%, a total of 28 employees. EVTC's total workforce prior to this action was 152. The releases are expected to be completed by September 30, 2001.


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"We remain optimistic about the long-term growth opportunities for our industry and our business," said Stephens. "With our unique strengths and the actions we're taking today, we believe we will be strongly and competitively positioned for the future."

ABOUT EVTC, INC.

EVTC, Inc. is a national provider of complete refrigerant solutions. The Company markets and sells refrigerants and provides refrigerant reclamation services. The Company markets a complete line of reclaimed and virgin refrigerants to HVAC/R wholesalers, mechanical contractors and large institutional and government users of refrigerants and into the automotive aftermarket. The Company also recycles fluorescent lamps and PCB ballasts.

FORWARD LOOKING STATEMENTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements contained in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, the Company's industry position, financial condition and structure. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Investors are cautioned that any forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that actual results may differ materially from those contemplated by such forward-looking statements. Such risks include, without limitation, risks associated with the Company not being able to successfully implement its new strategies, the risk that new acquisitions, if any, will not be successfully integrated into the Company, the seasonality of the Company's sales, the Company's competition, the Company's dependence on supplier relationships and risks related to the Company's borrowings.

         CONTACT: EVTC, INC. T/A ENVIRONMENTAL TECHNOLOGIES, CORP.

                  INVESTOR RELATIONS
                  PHONE (817) 759-8900
                  FAX (817) 759-8901
                  ir@evtc.com